UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2010
Date of Report (Date of earliest event reported):

ACCELR8 TECHNOLOGY CORPORATION
(Exact name of registrant as specified in charter)

Colorado	0-11485	84-1072256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 North Broadway, Building 3-307, Denver, CO 80221
(Address of principal executive offices)

(303) 863-8808
Registrant’s telephone number, including area code:

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, on January 6, 2009, Accelr8 Technology Corporation (the "Company") was notified by the staff of the NYSE Amex LLC  (the "Exchange") that the staff has determined, following a review of publically available information, that the Company was not in compliance with Section 1003(a)(iii) of the NYSE Company Guide (the "Company Guide") in that it has stockholder equity of less than $6 million and losses from continued operations and net losses in its five most recent fiscal years.

As disclosed in the Company Form 10-Q for the quarter ended January 31, 2010, the Company submitted a plan on February 6, 2009 (the "Plan") advising the Exchange of action it has taken or would take, that would bring it into compliance with the continued listing standards.  On March 18, 2009 the Company received a notice from the staff indicating that it had granted a listing extension on the basis of the Plan submitted by the Company to regain compliance with listing standards by July 6, 2010.

On September 24, 2010, the Exchange notified the Company that, on the basis of a review of publically available information, the Company had resolved the continuing listing deficiencies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELR8 TECHNOLOGY CORPORATION

Date : September 30, 2010	By:	/s/ Thomas V. Geimer
Thomas V. Geimer, Chief Executive Officer